Exhibit 3.1
                                                                     -----------

                           Mail to: Secretary of State
                              Corporations Section
                            1560 Broadway, Suite 200
                                Denver, CO 80202
                                 (303) 894-2251
                               Fax (303) 894-2242
MUST BE TYPED FILING FEE:
$50.00

MUST SUBMIT TWO COPIES

Please include a typed      ARTICLES OF INCORPORATION
self-addressed envelope

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as incorporator of a corporation under the Colorado Business Corporation Act, adopt the following Articles of Incorporation for such corporation:


                                    ARTICLE I

                               NAME AND DURATION
                               -----------------

     The name of the corporation shall be Gold Resource Corporation. The period of duration of the Corporation shall be perpetual.


                                   ARTICLE II

                     INITIAL DIRECTORS AND REGISTERED AGENT
                     --------------------------------------

     (a) Registered Office and Agent. The registered office of the Corporation is 5445 DTC Parkway, Suite 850, Englewood, CO 80111. The registered agent at such office is Herrick K. Lidstone, Jr. His signature following this paragraph evidences his consent to serve as registered agent for the Corporation.


                             /s/ Herrick K. Lidstone
                   ------------------------------------------
                   Herrick K. Lidstone, Jr., Registered Agent

     Principle Office and Address.

         David Reid
         9070 East Jewell Circle Denver,
         CO 80231

     (b) Initial Board of Directors. The following persons constitute the initial board of directors of the Corporation:

William Reid                        338 Clayton St., #1
                                    Denver, CO 80206

David Reid                          9070 East Jewell Circle
                                    Denver, CO 80231



                                   ARTICLE III

                               PURPOSE AND POWERS
                               ------------------

     The purpose for which this Corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Colorado Business Corporation Act. In furtherance of the foregoing purpose, this Corporation shall have and may exercise any and all of the powers now or hereafter conferred upon corporations incorporated pursuant to the Colorado Business Corporation Act.

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

     The aggregate number of shares of all classes of capital stock that this Corporation shall have authority to issue is 20,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock.

     (a) Preferred Stock. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the Board of Directors.

     Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

     (b) Common Stock. The holders of Common Stock shall have and possess all rights as shareholders of the corporation, including such rights as may be granted elsewhere by these Articles of Incorporation, except as such rights may be limited by the preferences, privileges and voting powers, and the restrictions and limitations of the Preferred Stock.



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


     Subject to preferential dividend rights, if any, of the holders of Preferred Stock, dividends upon the Common Stock may be declared by the Board of Directors and paid out of any funds legally available therefor at such times and in such amounts as the Board of Directors shall determine.

     (c) General. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     Any stock of the corporation may be issued for money, property, services rendered, labor done, cash advances for the corporation, or for any other assets of value in accordance with the action of the Board of Directors, whose judgment as to value received in return therefor shall be conclusive and said stock, when issued, shall be fully paid and non-assessable.


                                    ARTICLE V

                                CUMULATIVE VOTING
                                -----------------

     The Shareholders shall not be entitled to cumulative voting.


                                   ARTICLE VI

                               PREEMPTIVE RIGHTS
                               -----------------

     No holder of any stock of the Corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.


                                   ARTICLE VII

                           SHARE TRANSFER RESTRICTIONS
                           ---------------------------

     This Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of this Corporation to exercise this Corporation's right to so impose such restrictions.

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


                                  ARTICLE VIII

                               BOARD OF DIRECTORS
                               ------------------

     The number of Directors shall be fixed in accordance with the Bylaws.


                                   ARTICLE IX

                              AMENDMENT OF BYLAWS
                              -------------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.



                                    ARTICLE X

                             ELECTION OF DIRECTORS
                             ---------------------

     Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE XI

                          INDEMNIFICATION OF DIRECTORS
                  OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS
                  -------------------------------------------


     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.





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


                                   ARTICLE XII

                            LIMITATIONS OF LIABILITY
                            ------------------------

     A director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or its Shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation to or its Shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article XIII by the Shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article XIII, as in effect immediately prior to the repeal or modification, with respect to any liability that would have accrued, but for this Article XIII, prior to the repeal or modification.

     The undersigned incorporator does hereby confirm, under penalties of perjury, that the foregoing Articles of Incorporation of Gold Resource Corporation constitute the act and deed of the undersigned incorporator and the facts stated herein are true.



July 31, 1998                            By: /s/ David Reid
                                         ------------------------
                                         David Reid, incorporator
                                         9070 E. Jewell Cir.
                                         Denver, CO  80231
















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